Exhibit 10.4

Loan No.: 6326733-001
BALLOON PROMISSORY NOTE
$35,100,000.00    October 6, 2014
FOR VALUE RECEIVED, COLE OFC SAN JOSE (RIDDER PARK) CA, LP, a Delaware limited partnership, ARCP FE LAS VEGAS NV, LLC, a Delaware limited liability company, and ARCP OFC GREENSBORO NC, LLC, a Delaware limited liability company (collectively, “Borrower”), jointly and severally promise to pay to the order of EVERBANK (“Payee”; Payee and any subsequent holder of this Balloon Promissory Note (this “Note”) being referred to herein as “Holder”), at Payee’s office at 6464 185th Avenue NE, Suite 200, Redmond, Washington 98052, Attention: Risk Department, or at such other address as Holder may from time to time designate in writing, the principal sum of THIRTY-FIVE MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($35,100,000.00) together with interest from the date the proceeds of the loan (the “Loan”) evidenced by this Note are initially disbursed (including, without limitation, disbursement into an escrow for the benefit of Borrower) until Maturity (as defined below) on the principal balance from time to time remaining unpaid hereon at the rate of four and eight hundredths percent (4.08%) per annum (computed on the basis of a 360-day year consisting of twelve (12) consecutive thirty (30)-day months), in installments as follows:
A single payment of interest only in advance at the rate of $3,978.00 per day shall be due and payable on the date the proceeds of the Loan are initially disbursed to or for the benefit of Borrower for the period from the date of such disbursement to and including October 31, 2014. Thereafter eighty-three (83) payments of accrued and unpaid interest only shall be due and payable on the first day of each month commencing on December 1, 2014 and continuing until and including October 1, 2021. On November 1, 2021 (“Maturity”), all then unpaid principal and interest hereon shall be due and payable. A substantial payment will be due at Maturity, as the monthly payment of interest only set forth herein will not amortize the principal face amount of this Note.
Upon not less than thirty (30) days’ advance written notice to Holder and upon payment of the “Prepayment Fee” (as hereafter defined) plus all other indebtedness secured by the Loan Documents (as hereafter defined), Borrower shall have the right to prepay all, but not less than all, of the outstanding balance of this Note. The Prepayment Fee shall be determined by adding (a) the “Base Premium”, which is calculated by multiplying the “Base Premium Factor” set forth below, by the principal balance to be prepaid, to (b) the “Variable Premium”, which is arrived at by (i) calculating the decrease (expressed in basis points), if any, in the current weekly average yield of 7‑Year U.S. Dollar Interest Rate Swaps (as published in Federal Reserve Statistical Release H.15 [519]) (the “Index”), from September 23, 2014, to the prepayment date, (ii) dividing the decrease by 100, (iii) multiplying the result by the following described “Variable Premium Factor”, and (iv) multiplying the product by the principal balance to be prepaid. If the Index is unchanged or has increased from September 23, 2014, to the prepayment date, no Variable Premium shall be due. The Base Premium Factor and the Variable Premium Factor shall be the amount shown on the following chart for the month in which prepayment occurs:

No. Mos. Remaining	(Years)	Base Premium Factor	Variable Rate Factor
84 - 73	(7)	.04	.060
72 - 61	(6)	.03	.060
60 - 49	(5)	.02	.055
48 - 37	(4)	.01	.051
36 - 25	(3)	0.037
24 - 13	(2)	0.021
12 - 1	(1)	0.007

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Holder may elect to accelerate the Loan at any time during the continuance of an Event of Default (as hereinafter defined), in which event Borrower shall be obligated to pay the Prepayment Fee as though Borrower had voluntarily prepaid the entire Loan and not defaulted. The Prepayment Fee shall not be payable with respect to condemnation awards or insurance proceeds from fire or other casualty which Holder applies to prepayment, not with respect to Borrower’s prepayment of the Loan in full during the last ninety (90) days of its term unless Holder has declared the entire amount of principal and interest due under this Note to be immediately due and payable as the result of the occurrence of an Event of Default (as hereafter defined) prior to such ninety (90) day period. The terms of this Note relating to the Prepayment Fee are subject to the terms of a letter agreement between Borrower and Payee dated of even date herewith, a copy of which is attached hereto as Exhibit “A”.
This Note is given in a commercial transaction for business purposes, and the Property (defined below) described in the Security Instrument is not used for residential, agricultural, farming, timber or grazing purposes.
All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.
Holder shall not be bound by any condition or limitation including, without limitation, a restrictive endorsement, which is mailed or delivered to Holder at the address for payment specified by Holder from time-to-time, despite any acceptance of such payment.
Borrower shall authorize and make such arrangements as may be necessary to enable Holder to obtain payments due under this Note and the other Loan Documents through the automated clearing house system (“ACH System”). Such authorizations and arrangements shall include, without limitation, establishing and maintaining an account with a commercial bank that is a member of the ACH System and entering into an ACH System agreement with Holder.
If any payment (other than the final, balloon payment, if any) shall not be received by Holder within ten (10) days after its due date, other than as a result of Holder’s failure to initiate the ACH payment, Borrower shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less. A late charge of $1,000.00 will be assessed with respect to any delinquent balloon payment.
Credit for any payment made on this Note may be delayed if such payment is not (a) received at the payment address specified by Holder from time-to-time by written notice to Borrower or (b) accompanied by the invoice number assigned by Holder to Borrower. Preferred forms of payment include direct debit, wire transfers, company checks and certified checks. Payment in any other form may delay processing or be returned to Borrower. Any delayed credit may cause Borrower to incur the late payment fee described above. All credit for payments made by Borrower on this Note are subject to final payment by the institution on which the item of payment was drawn and no credit shall be given for any payment on which final payment by any such institution is not made.
The Loan is secured, in part, by a Commercial Deed of Trust (collectively, the “Security Instruments”) executed by each entity which constitutes Borrower hereunder, encumbering the real property and other assets (collectively, the “Properties”) described therein, and by certain other documents executed and delivered in connection herewith (this Note, the Security Instruments and such other documents are collectively called the “Loan Documents”).
Notwithstanding anything to the contrary contained in this Note, the Security Instrument or the other Loan Documents, subject to the exceptions described below, Holder shall not seek to enforce any deficiency judgment or personal liability against Borrower or any of its members, partners or managers with respect to this Note, the Security Instruments or the other Loan Documents, it being understood and agreed that Borrower and its members, partners or managers shall not have any personal liability for the payment

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of the indebtedness evidenced by, or other amounts due to Holder under, the Loan Documents, and such indebtedness shall be considered non-recourse to Borrower, subject to the exceptions described below.
The foregoing notwithstanding, Holder shall have full recourse against Borrower for the payment of:

(i)	Any Prepayment Fee which becomes due under this Note;

(ii)	Taxes, insurance premiums, and other amounts advanced by Holder to protect any of the collateral described in the Security Instruments;

(iii)	All attorneys’ fees or other costs of collection incurred by Holder pursuant to any of the Loan Documents; and

(iv)
All rents, profits, insurance proceeds, condemnation awards, security deposits, lease termination payments, if any, and other sums or payments received by or on behalf of Borrower and not paid or applied in accordance with the requirements of the Loan Documents.

In addition, Holder shall have full recourse against Borrower and Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership (“Guarantor”), jointly and severally, for the full payment of all indebtedness evidenced by the Loan Documents in the event that any of the following occur:

(i)	If Borrower or Guarantor commit fraud in any of the Loan Documents or in any materials submitted to Holder by Borrower or Guarantor in connection with the Loan;

(ii)	If Borrower or Guarantor intentionally misrepresent any material fact in any of the Loan Documents or in any materials submitted to Holder by Borrower or Guarantor in connection with the Loan;

(iii)	Upon the occurrence of any transfer prohibited by Section 17 of any of the Security Instruments;

(iv)	Upon the filing of a voluntary petition in bankruptcy by any of the entities which constitute Borrower;

(v)
Upon the filing of an applicable involuntary petition in bankruptcy against any of the entities which constitute Borrower if any Borrower, or any of the partners or members of any Borrower, colluded with one or more creditors in connection with such filing; or

(vi)	If Borrower, without Holder’s prior written consent, amends any lease of the Properties in a material and adverse manner.
In addition, Holder shall have full recourse against Borrower and Guarantor, jointly and severally, for any losses, damages, costs and expenses suffered or incurred by Lender in the event any Borrower commits material waste with respect to the Property owned by such Borrower.
Nothing contained herein shall: (i) be deemed to be a release or impairment of any part of the indebtedness evidenced by this Note or of the liens created by the Security Instruments; (ii) limit or otherwise prejudice in any way the rights of Holder to enforce any of its rights and remedies under this Note or under the Security Instruments, including, if necessary, naming any Borrower as a defendant in any suit, action or proceeding, as long as no personal liability is sought against Borrower; (iii) limit the right of Holder to proceed against Borrower for the Prepayment Fee; (iv) limit the right of Holder to proceed and recover a personal judgment against any person or entity receiving funds from Borrower in connection with acts

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specified in the preceding paragraphs of this Note; or (v) limit the liability of Borrower or Guarantor (or any other party including without limitation Borrower’s general partners) under the Environmental Indemnity Agreements Regarding Hazardous Substances executed by Borrower and Guarantor in favor of Holder. All of the obligations described above for which Holder has joint and several recourse against Borrower and Guarantor are collectively called the “Recourse Obligations”.
Each of the following shall constitute an Event of Default (“Event of Default”) hereunder and under the Security Instrument:

(a)
Failure of Holder to receive any payment of principal, interest, or Prepayment Fee upon this Note when due, and such failure shall continue for ten (10) days after written notice is given by Holder to Borrower of the same; or

(b)	The occurrence of an “Event of Default” as defined in any Loan Document (other than this Note).
Upon the occurrence and during the continuance of any Event of Default, Holder shall have the option to declare the entire amount of principal and interest due under this Note immediately due and payable without notice or demand, and Holder may exercise any of its rights under this Note and any document executed or delivered herewith. After acceleration or Maturity, Borrower shall pay interest on the outstanding principal balance of this Note at the rate of fifteen percent (15.00%) per annum or the maximum interest rate permitted by law, whichever is less (the “Default Rate”).
If this Note is placed in the hands of an attorney for collection, Borrower shall pay reasonable attorneys’ fees and costs incurred by Holder in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys’ fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.
This Note shall be governed and construed in accordance with the laws of the State of Washington applicable to contracts made and to be performed therein (excluding choice of law principles). Pursuant to the Security Instruments, Borrower has irrevocably submitted to the jurisdiction of the state and federal courts described therein in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note. Borrower acknowledges and agrees that the consent to jurisdiction by Borrower in the Security Instruments shall survive any foreclosure or release of the Security Instrument.
This Note may be declared due prior to its expressed Maturity, all in the events, on the terms, and in the manner provided for in the Security Instruments.
Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices except those for which the Loan Documents expressly provide, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Holder shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Holder with any person now or hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.

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Holder and Borrower intend to comply with any applicable usury laws. Accordingly, notwithstanding any provisions in this Note to the contrary, it is agreed that this Note shall not require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum amount permitted by applicable law as now or hereafter construed by a court of competent jurisdiction. If any such excess interest is contracted for, charged or received pursuant to this Note, or in the event that all of the principal balance under this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received shall exceed the maximum amount of interest permitted by applicable law, then in such event any such excess which may have been collected shall, at Holder’s option, either be credited to the unpaid principal balance of the Loan as a prepayment of principal, without any Prepayment Fee, or refunded to Borrower and the effective rate of interest shall automatically be reduced to the maximum lawful rate allowed under applicable law as now or hereafter construed by a court of competent jurisdiction. Without limiting the foregoing, all calculations which are made for the purpose of determining whether the rate of interest contracted for, charged or received under this Note exceeds the maximum lawful contract rate, shall be made, to the fullest extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness, all interest at any time contracted for, charged to or received from Borrower in connection with such indebtedness. This paragraph shall be controlling with regard to all Loan Documents in order to ensure compliance with applicable laws.
WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE ANY AND ALL RIGHTS THAT EACH PARTY TO THIS NOTE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF WASHINGTON TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING. BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

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IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
TIME IS OF THE ESSENCE HEREUNDER.
NOTICE IS HEREBY GIVEN THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY TERMS, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
IN WITNESS WHEREOF, Borrower has executed as of the year and day first written above.
BORROWER:
COLE OFC SAN JOSE (RIDDER PARK) CA, LP,
a Delaware limited partnership

By:    Cole GP OFC San Jose (Ridder Park) CA, LLC,
a Delaware limited liability company
General Partner

By:    Cole Corporate Income Advisors II, LLC,
a Delaware limited liability company
Manager

By:    /s/ Todd J. Weiss
Todd J. Weiss,
General Counsel, Real Estate

ARCP FE LAS VEGAS NV, LLC,
a Delaware limited liability company

By:    Cole Corporate Income Advisors II, LLC,
a Delaware limited liability company
Manager

By:    /s/ Todd J. Weiss
Todd J. Weiss,
General Counsel, Real Estate

ARCP OFC GREENSBORO NC, LLC,
a Delaware limited liability company

By:    Cole Corporate Income Advisors II, LLC,
a Delaware limited liability company
Manager

By:    /s/ Todd J. Weiss
Todd J. Weiss,
General Counsel, Real Estate

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